Consent of Independent Accountants




Board of Directors
American United Life Insurance Company(R)
Indianapolis, Indiana



We consent to the inclusion in this Registration Statement on Form N-3 of our report dated January 31, 1997 on our audits of the financial statements and supplementary per unit data and ratios of American United Life Pooled Equity Fund B and our report dated February 19, 1997 on our audits of the financial statements of American United Life Insurance Company(R).



                                     /s/  Coopers & Lybrand L.L.P.



Indianapolis, Indiana
April 30, 1997